UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2006
CAMCO FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25196	51-0110823

(State or other jurisdiction of	(Commission File No.)	(IRS Employer I.D. No.)
incorporation)

6901 Glenn Highway, Cambridge, Ohio	43725

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (740) 435-2020
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On October 24, 2006, the Board of Directors of Camco Financial Corporation (“Camco”) accepted the resignation of Larry A. Caldwell as a director and Chairman of the Board, effective at the close of business on November 9, 2006. Mr. Caldwell tendered his resignation effective November 9, 2006, because on that day he will reach Camco’s mandatory retirement age of 70.
     Coinciding with the acceptance of Mr. Caldwell’s resignation, on October 24, 2006, Camco’s Board of Directors combined the roles of Chief Executive Officer and Chairman of the Board of Directors by electing Richard C. Baylor, Camco’s Chief Executive Officer and President, to serve as Chairman. Mr. Baylor’s election as Chairman is effective November 10, 2006. The Board of Directors also reduced the number of members of the Board from twelve to eleven, eliminating the vacancy created by Mr. Caldwell’s resignation.
Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.
     On October 24, 2006, Camco issued a news release announcing Mr. Caldwell’s resignation, the combination of the roles of Chief Executive Officer and Chairman and the election of Mr. Baylor as Chairman. The news release is attached hereto as Exhibit 99.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

99	News Release dated October 24, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMCO FINANCIAL CORPORATION
By:	/s/ Mark A. Severson
Mark A. Severson
Chief Financial Officer

Date: October 25, 2006

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